Exhibit 99.1

FOR IMMEDIATE RELEASE

Digimarc Reports Third Quarter 2014 Financial Results

Beaverton, Ore. — October 22, 2014 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Results

Revenue for the third quarter of 2014 totaled $6.9 million compared to $7.4 million in the same quarter a year-ago. The decrease was due to lower license revenue primarily due to the scheduled completion of the quarterly license fee payments from The Nielsen Company in the first quarter of 2014.

Operating loss for the third quarter of 2014 totaled $3.2 million compared to operating loss of $2.0 million in the same quarter a year-ago. The operating loss was primarily due to lower license revenue and continued investment in the company’s product development and sales growth initiatives, mainly focused on Digimarc Discover and Barcode.

Net loss for the third quarter of 2014 totaled $2.0 million or $(0.28) per diluted share compared to a net loss of $0.8 million or $(0.12) per diluted share in the third quarter of 2013.

At September 30, 2014, cash, cash equivalents and marketable securities totaled $24.7 million compared to $27.9 million at June 30, 2014.

Conference Call

Digimarc will hold a conference call later today (Wednesday, October 22, 2014) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the telephone number below at least five minutes prior to the scheduled start time:

Number: 866-562-9934

Conference ID: 27179679

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information and the latest news, please visit www.digimarc.com and follow us on Twitter @DigimarcCorp.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding impact of continued investments in product development and sales growth initiatives, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Nine-Month Information
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue:
Service	$3,155	$3,030	$8,859	$8,981
Subscription	1,452	1,424	4,360	4,241
License	2,320	2,971	6,576	14,916

Total revenue	6,927	7,425	19,795	28,138
Cost of revenue:
Service	1,224	1,232	3,807	4,067
Subscription	812	625	2,160	1,848
License	84	98	250	294

Total cost of revenue	2,120	1,955	6,217	6,209
Gross profit:
Service	1,931	1,798	5,052	4,914
Subscription	640	799	2,200	2,393
License	2,236	2,873	6,326	14,622

Total gross profit	4,807	5,470	13,578	21,929
Gross margin:
Service	61%	59%	57%	55%
Subscription	44%	56%	50%	56%
License	96%	97%	96%	98%
Percentage of gross profit to total revenue	69%	74%	69%	78%
Operating expenses:
Sales and marketing	1,999	1,482	5,930	4,322
Research, development and engineering	3,499	3,277	10,449	8,824
General and administrative	2,183	2,456	6,929	6,990
Intellectual property	366	278	1,287	816

Total operating expenses	8,047	7,493	24,595	20,952
Operating income (loss)	(3,240)	(2,023)	(11,017)	977
Other income, net	3	33	50	81

Income (loss) before income taxes	(3,237)	(1,990)	(10,967)	1,058
(Provision) benefit for income taxes	1,252	1,195	4,316	(280)

Net income (loss)	$(1,985)	$(795)	$(6,651)	$778

Earnings (loss) per common share:
Earnings (loss) per common share - basic	$(0.28)	$(0.12)	$(0.95)	$0.09
Earnings (loss) per common share - diluted	$(0.28)	$(0.12)	$(0.95)	$0.09
Weighted average common shares outstanding - basic	7,176	6,860	7,097	6,850
Weighted average common shares outstanding - diluted	7,176	6,860	7,097	7,080
Cash dividends declared per common share:	$—	$0.11	$0.22	$0.33

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine-Month Information
	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net income (loss)	$(6,651)	$778
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	708	513
Amortization and write-off of intangibles	916	931
Change in allowance for doubtful accounts	(13)	22
Gain on reversal of contingent merger consideration	—	(190)
Stock-based compensation	4,085	3,219
Deferred income taxes	(2,874)	354
Changes in operating assets and liabilities:
Trade accounts receivable, net	2,000	(923)
Other current assets	(1,559)	(577)
Other assets	160	(99)
Accounts payable and other accrued liabilities	(171)	286
Income taxes payable	(169)	88
Deferred revenue	(2,338)	263

Net cash provided by (used in) operating activities	(5,906)	4,665
Cash flows from investing activities:
Purchase of property and equipment	(1,010)	(1,532)
Capitalized patent costs	(922)	(824)
Maturity of marketable securities	47,961	47,344
Purchase of marketable securities	(38,840)	(48,186)

Net cash provided by (used in) investing activities	7,189	(3,198)
Cash flows from financing activities:
Issuance of common stock	1,319	—
Purchase of common stock	(1,931)	(854)
Cash dividends paid	(1,654)	(2,400)
Common stock issuance costs	(124)	—

Net cash used in financing activities	(2,390)	(3,254)

Net decrease in cash and cash equivalents (1)	$(1,107)	$(1,787)

Cash, cash equivalents and marketable securities at beginning of period	34,964	39,056
Cash, cash equivalents and marketable securities at end of period	24,736	38,111

(1) Net decrease in cash, cash equivalents and marketable securities	$(10,228)	$(945)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents (2)	$2,704	$3,811
Marketable securities (2)	19,081	25,851
Trade accounts receivable, net	3,851	5,838
Other current assets	3,541	1,658

Total current assets	29,177	37,158
Marketable securities (2)	2,951	5,302
Property and equipment, net	2,904	2,395
Intangibles, net	6,836	6,709
Goodwill	1,114	1,114
Deferred tax assets, net	5,447	3,949
Other assets	410	570

Total assets	$48,839	$57,197

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,868	$1,560
Deferred revenue	1,853	4,218

Total current liabilities	3,721	5,778
Deferred rent and other long-term liabilities	241	496

Total liabilities	3,962	6,274
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	8	7
Additional paid-in capital	43,756	41,498
Retained earnings	1,063	9,368

Total shareholders’ equity	44,877	50,923

Total liabilities and shareholders’ equity	$48,839	$57,197

(2)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $24,736 and $34,964 at September 30, 2014 and December 31, 2013, respectively.

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